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                                                                    Exhibit 10.2

                             CONSULTING AGREEMENT
                             --------------------

THIS AGREEMENT dated for reference September 17, 1999, is between Pacific Capital Markets, Inc. of 6th Floor, Sun Life Plaza, 1100 Melville Street, Vancouver, B.C. V6E 4A6, and fax (604) 682-6509 (the "Consulting Group"); and Ehealth.com, Inc., a Nevada company of Suite 207, 1040 Hamilton Street, Vancouver, B.C., V6B 2R9, and fax (689) 8163 (the "Company").

WHEREAS the Consulting Group has agreed to provide financing, public relations, advertising and investor relations services to the Company, IN CONSIDERATION of the following mutual promises, the parties agree that:

1.   Engagement. The Company engages the Consulting Group to provide the
     ----------
     services described in paragraph 3 of this agreement and the Consulting Group accepts the engagement.

2.   Term.  This agreement is effective from October 1, 1999, to September 30,
     ----
     2000 (the "Term").

3.   Service.  The Consulting Group, working with the Company, will provide the
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     following services (collectively the "Services") during the Term:

     a.   Financing Services. The Consulting Group will introduce the Company to
          ------------------
          institutional investors, investment bankers, lending institutions and high net worth individual investors and will assist in negotiating the terms of debt, equity or convertible debt financing as required by the Company.

     b.   Public Relations Services.  The Consulting Group will design and
          -------------------------
          implement a public relations program for the Company to broaden exposure to the Company's products and services and will introduce the Company to potential customers and business alliances. The Consulting Group may retain the services of qualified professional public relations firms or persons to assist with or to provide the required services.

     c.   Investor Relations Services.  The Consulting Group will design and
          ---------------------------
          implement an investor relations program to broaden the Company's exposure to financial industry analysts, financial institutions, brokerage firms, individual brokers and the investing public. The Consulting Group may retain a qualified professional investor relations firm to assist with or to provide the required services.

     d.   Advertising Services.  The Consulting Group will develop an
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          advertising strategy for the Company which may involve electronic, print or broadcast advertising to promote the development and marketing of the Company's products and services. The Consulting Group may retain the services of a qualified professional advertising firm to assist with or to provide the required services.

4.   Provision of Services.  The Consulting Group will provide the Services upon
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     the terms and conditions contained in this agreement and will provide a monthly written report
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     describing its activities for each month. The Company acknowledges that the
     Consulting Group maintains similar relationships with other public and private companies. The Consulting Group will bear all of its costs incurred in delivering the Services.

5.   Covenants of the Company.  The Company will, as required by the Consulting
     ------------------------
     Group in order to deliver the Services and at its own cost,

     a.   provide administrative, technical and managerial support,

     b. ensure that members of its executive and management teams designated by the Consulting Group are available to meet with members of the Consulting Group or agents of Consulting Group, and

     c. provide any corporate information, documentation and material requested by the Consulting Group.

6.   Fee for the Services.  The Company will pay the Consulting Group $2 million
     --------------------
     (the "Fee") for the Services during the Term of this agreement according to the schedule set out in table 1.

                                    Table 1
                             Fee Payment Schedule
                -----------------------------------------------------
                    Date of payment                         Amount
                -----------------------------------------------------

                 01 Oct. 99                             $  250,000
                 18 Oct. 99                                250,000
                 15 Nov. 99                                500,000
                 15 Jan. 00                                500,000
                 15 Mar. 00                                500,000
                                                        ----------
                                                        $2,000,000
                -----------------------------------------------------


7.   Company's Expenses.  The Company will bear for its own account all of the
     ------------------
     costs of providing the information, support and human resources described in paragraph 5.

8.   Direction.  The Consulting Group will report to the C.E.O. or the C.O.O.
     ---------
     of the Company, and reporting to either is deemed to be reporting to both.

9.   Termination.  Either party may terminate this agreement with ten days'
     -----------
     written notice. If the Company terminates this agreement, the unpaid balance of the Fee is immediately due and payable to the Consulting Group and Jeffs & Company is authorized to pay the balance to the Consulting Group. If the Consulting Group terminates this agreement, it will forego the unpaid balance of the Fee.

10.  Currency.  "$" means United States dollars.
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11.  Independent Legal Advice.  The Company acknowledges that this agreement
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     was prepared for the Consulting Group by Jeffs & Company Law Corporation
     and that it may

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

     contain terms and conditions onerous to it. The Company expressly acknowledges that the Consulting Group has given it adequate time to review this agreement and to seek and obtain independent legal advice, and represents to the Consulting Group that it has in fact sought and obtained independent legal advice and is satisfied with the terms and conditions of this agreement.

12.  Notices.  Any notice or other communication required or permitted by this
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     agreement must be in writing and delivered by hand or transmitted by fax to the address or fax number given for the party on page 1 unless the party has notified the other of a different address or fax number for notice under this agreement. Any notice is deemed to have been received on the day that it is delivered by hand or transmitted by fax.

13.  Governing Law.  This agreement is governed by the laws of British Columbia
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     and must be litigated in the courts of British Columbia.

14.  Assignment.  The Consulting Group may assign its interest in this agreement
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     to a company formed for the purpose of providing the Services.

15.  Enurement.  This agreement enures to the benefit of and binds the parties
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     and their respective successors and permitted assigns.

16.  Entire Agreement.  This agreement constitutes the entire agreement between
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     the parties and supersedes all previous agreements, negotiations, and discussions between the parties. This agreement may be amended or varied only by a written agreement signed by all of the parties.

17.  Counterparts.  This agreement may be signed in counterparts and delivered
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     to the parties by fax, and the counterparts together, whether original or faxed, constitute one original document.

THE PARTIES' SIGNATURES below are evidence of their agreement.

Pacific Capital Markets Inc.                   Ehealth.com, Inc.


/s/ Rick Jeffs                                 /s/ Mark Rutledge
--------------------                           --------------------
Authorized signatory                           Authorized signatory

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